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                                     BYLAWS

                                       OF

                                  ULTREXX, INC.


                                    ARTICLE I

                                     OFFICES

SECTION 1.  PRINCIPAL OFFICES.

                  The Company may locate its principal office within or without the State of Utah as the Board may determine.

SECTION 2.  REGISTERED OFFICE.

                  The board of directors shall establish and maintain a registered office within the State of Utah. This may be, but need not be, the same as the principal or other office, if any, maintained by the Company in the State of Utah.

SECTION 3.  OTHER OFFICES.

                  The board of directors may at any time establish offices at any place or places, either in the State of Utah, or without, where the Corporation is qualified to do business.


                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

SECTION 1.  PLACE OF MEETINGS.

                  Meetings of shareholders shall be held at any place within or outside the State of Utah designated by the board of directors. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the Corporation.

SECTION 2.  ANNUAL MEETING.

                  The annual meeting of shareholders shall be held each year on a date and at a time designated by the board of directors. At each annual meeting, directors shall be elected and any other proper business may be transacted.







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SECTION 3.  SPECIAL MEETING.

                  A special meeting of the shareholders may be called at any time by the board of directors, or by an officer, or by one or more shareholders holding shares in the aggregate entitled to cast not less than thirty percent (30%) of the votes at that meeting.

SECTION 4.  NOTICE OF SHAREHOLDERS' MEETING.

                  All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 5 of this Article II not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and time of the meeting and, in the case of a special meeting, the general nature of the business transacted.

SECTION 5.  MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.

                  Notice of any meeting of shareholders shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to each shareholder entitled to vote at the address of that shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice. If no such address appears on the Corporation's books or is given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or telegraphic or other written communication to the Corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the earliest of a) the time when delivered personally or deposited in the mail, b) it is received, c) five days after delivered to a common carrier for transmission to the recipient, d) on the date shown on the return receipt if sent by registered or certified mail, return receipt requested, and the return receipt is signed by or on behalf of the addressee,
e) when actually transmitted by electronic or telegraphic means to the recipient by the person giving the notice, or f) if by publication, on the first date of publication.

                  If notice of two consecutive annual shareholders' meetings, and all notices of meetings or the taking of action by written consent without a meeting during the period between the two consecutive meetings, is addressed to a shareholder at the address of that shareholder appearing on the books of the Corporation, and is returned to the Corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, then all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the shareholder on written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice; however, if such a shareholder shall at any time submit a current address, then the notice requirement shall be deemed reinstated. Likewise, if at least two payments of dividends or interest on securities are sent by first class mail in the manner explained above in this paragraph, and returned by the postal service, also as provided above, then all future notices for any purpose shall be deemed to have been duly given if they shall be available to the shareholder at the Corporation's principle executive offices, as provided in this paragraph.

                  An affidavit of the mailing or other means of giving any notice of any shareholders' meeting shall be executed by the secretary, assistant secretary, or any transfer agent of the Corporation giving the notice, and shall be filed and maintained in the minute book of the Corporation.

                  Whenever these Bylaws require written notice, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall constitute the equivalent of notice. Attendance of a person at any meeting shall constitute waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting of lack of notice or defective notice. Attendance of a meeting also waives objection to consideration of a particular matter at the meeting that is not within the purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

SECTION 6.  QUORUM.

                  The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough


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shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

SECTION 7.  ADJOURNED MEETING; NOTICE.

                  Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 6 of this Article II.

                  When any meeting of shareholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting of the time and place are announced at a meeting at which the adjournment is taken, unless a new record date for the adjourned meeting is fixed, or unless the adjournment is for more than thirty (30) days from the date set for the original meeting, in which case the board of directors shall set a new record date. Notice of any such adjourned meeting, if required, shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 4 and 5 of this Article
II. At any adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

SECTION 8.  VOTING.

                  The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 11 of this Article II, subject to the provisions of Utah law. The shareholders' vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any shareholder before the voting has begun. On any matter other than elections of directors, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but, if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares that the shareholder is entitled to vote. If a quorum is present (or if a quorum had been present earlier at the meeting but some shareholders had withdrawn), the affirmative vote of the majority of the shares represented and voting, provided such shares voting affirmatively also constitutes a majority of the number of shares required for a quorum, shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required under Utah law or by the Articles of Incorporation.

SECTION 9.  WAIVER OF NOTICE OR CONSENT BY ABSENT SHAREHOLDERS.

                  The transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to a holding of the meeting, or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 4 of this Article II, the waiver of notice or consent shall state the general nature of the proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

SECTION 10.  SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

                  Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted. In the case of election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that a director may be elected at any time to fill a vacancy on the board of directors (other than a vacancy created by removal of

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a director) that has not been filled by the directors, by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors. All such consents shall be filed with the secretary of the Corporation and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder's proxy holders, or a transferee of the shares or a personal representative of the shareholder or their respective proxy holders, may revoke the consent by a writing received by the secretary of the Corporation before written consents of the number of shares required to authorize the proposed action have been filed with the secretary. A shareholder action taken pursuant to this section is not effective unless all written consents on which the corporation relies for the taking of the action are received by the Corporation within a sixty day period and not revoked in writing, if not irrevocable. Revocations under this section must be received by the Corporation prior to the effective date of the action.

                  If the consents of all shareholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such shareholders shall not have been received, the secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting. This notice shall be given in the manner specified in Section 5 of this Article II and shall be given at least ten (10) days before the consummation of any action authorized by that approval.

SECTION 11.  RECORD DATE FOR SHAREHOLDER NOTICE, VOTING, AND GIVING CONSENTS.

                  For purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting nor more than sixty (60) days before any such action without a meeting, and in this event only shareholders of record at the close of business on the date so fixed are entitled to notice and to vote or to give consents as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided under Utah law.

                  If the board of directors does not so fix a record date:

                  (a) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived at the close of business, on the business day next preceding the day on which the meeting is held;

                  (b) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action of the board has been taken, shall be at the close of business on the day on which the board adopts the resolution relating to that action, or the sixtieth (60th) day before the date of such other action, whichever is later.

SECTION 12.  PROXIES.

                  Every person entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the Corporation. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the shareholder or the shareholder's attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the Corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Utah law.

SECTION 13.  INSPECTORS OF ELECTION.


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                  Before any meeting of shareholders, the board of directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any shareholder or a shareholder's proxy shall, appoint a person to fill that vacancy.

                  These inspectors shall:

                  (a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

                  (b) Receive votes, ballots, or consents;

                  (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

                  (d) Count and tabulate all votes or consents;

                  (e) Determine when the polls shall close;

                  (f) Determine the result; and

                  (g) Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

                                   ARTICLE III

                                    DIRECTORS

SECTION 1.  POWERS.

                  Subject to the provisions of Utah law and any limitations in the Articles of Incorporation relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

                  Without prejudice to these general powers, and subject to the same limitations, the directors shall have the power to:

                  (a) Select and remove all officers, agents, and employees of the Corporation; prescribe any powers and duties for them that are consistent with law, with the Articles of Incorporation, and with these Bylaws; fix their compensation; and require from them security for faithful service;

                  (b) Change the principal executive office or the principal business office in the State of Utah from one location to another; cause the Corporation to be qualified to do business in any other state, territory, dependency, or country and conduct business within or without the State of Utah; and designate any place within or without the State of Utah for the holding of any shareholders' meeting, or meetings, including annual meetings;

                  (c) Adopt, make, and use a corporate seal; prescribe the forms of certificates of stock; and alter the form of the seal and certificates;

                  (d) Authorize the issuance of shares of stock of the Corporation on any lawful terms, in consideration of money paid, labor done, services actually rendered, debts or securities cancelled, or tangible or intangible property actually received;


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                  (e) Borrow money and incur indebtedness on behalf of the
Corporation, and cause to be executed and delivered for the Corporation's purposes, in the Corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, and other evidences of debt and securities.

SECTION 2.  NUMBER AND QUALIFICATION OF DIRECTORS.

                  The number of directors shall be no fewer than three (3) and no more than ten (10) until changed by a duly adopted Amendment to the Articles of Incorporation or by an Amendment to this Bylaw adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. The number within this range shall be prescribed by the board of directors or by a vote or written consent of holders of a majority of the outstanding shares entitled to vote. Any reduction of the number of directors to a number less five (5) must be adopted by a vote or written consent of at least 83-1/3% of the outstanding shares entitled to vote.

                  No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

SECTION 3.  ELECTION AND TERM OF OFFICE OF DIRECTORS.

                  Directors shall be elected at each annual meeting of the shareholders to hold office until the next annual meeting. Each director, including a director elected to full a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

SECTION 4.  VACANCIES.

                  A vacancy or vacancies in the board of directors shall be deemed to exist in the event of the death, resignation, or removal of any director, or if the board of directors by resolution declares vacant the office of a director, or if the authorized number of directors is increased, or if the shareholders fail, at any meeting of shareholders at which any director or directors are elected, to elect the number of directors to be voted for at that meeting.

                  Any director may resign effective on giving written notice to the chairman of the board, the president, the secretary, or the board of directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.

                  Vacancies in the board of directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director. A vacancy created by the removal of a director by the vote or written consent of the shareholders may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting of shareholders at which a quorum is present. Each director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.

                  The shareholders may elect a director or directors at any time to fill any vacancy or vacancies, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote, except that filling a vacancy created by removal of a director shall require the written consent of the holders of all outstanding shares entitled to vote.

SECTION 5.  PLACE OF MEETINGS AND MEETINGS BY TELEPHONE.

                  Regular or special meetings of the board of directors may be held as designated from time to time by resolution of the board. In the absence of a designation stating a place, regular or special meetings shall be held at the principal executive office of the Corporation. Any meeting, regular or special, may be held by conference telephone or similar communication


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equipment, so long as all directors participating in the meeting can hear one another, and all such directors shall be deemed to be present in person at the meeting.

SECTION 6.  ANNUAL MEETING.

                  Immediately following each annual meeting of shareholders, the board of directors shall hold a regular meeting at the place that the annual meeting of shareholders was held or at any other place that shall have been designated by the board of directors, for the purpose of organization, any desired election of officers, and the transaction of other business. Notice of this meeting shall not be required.

SECTION 7.  OTHER REGULAR MEETINGS.

                  Other regular meetings of the board of directors shall be held without call at such time as shall from time to time be fixed by the board of directors. Such regular meetings may be held without notice.

SECTION 8.  SPECIAL MEETINGS.

                  Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board or the president or any vice president or the secretary or any two directors.

                  Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the Corporation. In case the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. In case the notice is delivered personally, or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director whom the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the Corporation.

SECTION 9.  QUORUM.

                  A majority of the prescribed number of directors, or if there is no prescribed number, the number of directors in office immediately before the meeting begins shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 11 of this Article III. Every act or decision done or made by a majority of the directors present shall be regarded as the act of the board of directors, subject to the provisions of Utah law. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

SECTION 10.  WAIVER OF NOTICE.

                  A director may waive any notice of a meeting before or after the date and time of the meeting stated in the notice. Any such waiver must be in writing, signed by the director entitled to such notice, and delivered to the corporation for filing. A director's attendance at or participation in a meeting waives the required notice to such director, unless the director at the beginning of the meeting, or promptly upon arrival, objects to holding the meeting or transacting the business of the meeting because of lack of notice or defective notice, and does not thereafter vote for or assent to action taken at the meeting. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

SECTION 11.  ADJOURNMENT.


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                  A majority of the directors present, whether or not
constituting a quorum, may adjourn any meeting to another time and place.

SECTION 12.  NOTICE OF ADJOURNMENT.

                  Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four
(24) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting, in the manner specified in Section 8 of this Article III, to the directors who were not present at the time of the adjournment.

SECTION 13.  ACTION WITHOUT MEETING.

                  Any action required or permitted to be taken by the board of directors may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect of a unanimous vote of the board of directors. Such written consent or consents shall be filed with the minutes of the proceedings of the board.

SECTION 14.  FEES AND COMPENSATION OF DIRECTORS.

                  Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the board of directors. This
Section 14 shall not be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for those services.

                                   ARTICLE IV

                                   COMMITTEES

SECTION 1.  COMMITTEES OF DIRECTORS.

                  The board of directors may, by resolution designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the board. Such resolution must be adopted by a majority of the prescribed number of directors or a majority of the number of directors in office at when the action is taken, whichever number is greater. The board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except with respect to:

                  (a) the approval of any action which, under Utah law, also requires shareholders' approval or approval of the outstanding shares;

                  (b) the filling of vacancies on the board of directors or in any committee;

                  (c) the fixing of compensation of the directors for serving on the board or on any committee;

                  (e) the amendment or repeal of any resolution of the board of directors which by its express terms is not so amendable or repealable;

                  (f) a distribution to the shareholders of the Corporation, except at a rate or in a periodic amount or within a price range determined by the board of directors; or


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                  (g) the appointment of any other committees of the board of directors or the members of these committees.

SECTION 2.  MEETINGS AND ACTION OF COMMITTEES.

                  Meetings and action of committees shall be governed by, and held and taken in accordance with the provisions of Article III of these Bylaws, Section 5 (place of meetings), 7 (regular meetings), 8 (special meetings and notice), 9 (quorum), 10 (waiver and notice), 11 (adjournment), 12 (notice of adjournment), and 13 (action without meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the board of directors and its members, except that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee; special meetings of committees may also be called by resolution of the board of directors; and notice of special meetings of committees shall also be given to all alternate members who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.






















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                                    ARTICLE V

                                    OFFICERS

SECTION 1.  OFFICERS.

                  The officers of the Company shall consist of such officers as the Board may designate and elect from time to time, consistent with the Company's Articles of Incorporation and these Bylaws. The same person may hold at the same time any two or more offices.

SECTION 2.  ELECTION OF OFFICERS.

                  The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article V, shall be chosen by the board of directors, and each shall serve at the pleasure of the board, subject to the rights, if any, of an officer under any contract of employment.

SECTION 3.  SUBORDINATE OFFICERS.

                  The board of directors may appoint, and may empower the president to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the board of directors may from time to time determine.

SECTION 4.  REMOVAL AND RESIGNATION OF OFFICER.

                  Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors, at any regular or special meeting of the board, or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

                  Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in the notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

SECTION 5.  VACANCIES IN OFFICES.

                  A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.










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SECTION 6.  CHAIRMAN OF THE BOARD.

                  The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by the Bylaws. If there is no president, the chairman of the board shall in addition be the chief executive officer of the Corporation and shall have the powers and duties prescribed in
Section 7 of this Article V.

SECTION 7.  PRESIDENT.

                  Subject to such supervisory powers, if any, as may be given by the Bylaws or the board of directors to the chairman of the board, if there be such an officer, the president shall be the general manager and chief executive officer of the Corporation and shall, subject to the control of the board of directors, have general supervision, direction, and control of the business and the officers of the Corporation. He shall preside at all meetings of the shareholders and, in the absence of the chairman of the board, or if there be none, at all meetings of the board of directors. He shall have the general powers and duties of management usually vested in the office of president of a Corporation, and shall have such other powers and duties as may be prescribed by the board of directors or the Bylaws.

SECTION 8.  VICE PRESIDENTS.

                  In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors or the Bylaws, and the president, or the chairman of the board if there is no president.

SECTION 9.  SECRETARY.

                  The secretary shall keep or cause to be kept, at the principal executive office or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at directors' meetings or committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings.

                  The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

                  The secretary or assistant secretary, or if they are absent or unable to act or refuse to act, any other officer of the corporation shall give, or cause to be given, notice of all meetings of the shareholders, of the board of directors and of committees of the board of directors, required by the Bylaws or by law to be given. The secretary shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by the Bylaws.

SECTION 10.  CHIEF FINANCIAL OFFICER.

                  The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

                  The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. He shall disburse the funds of the Corporation as may be ordered by the board of directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the Corporation, and shall have other powers and perform such other duties as may be prescribed by the board of directors or the Bylaws.

                                   ARTICLE VI

                          INDEMNIFICATION OF DIRECTORS,

                      OFFICERS, EMPLOYEES, AND OTHER AGENTS

SECTION 1.  AGENTS, PROCEEDINGS, AND EXPENSES.

                  For the purposes of this Article, "agent" means any person who is or was a director, officer, employee, or other agent of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation which was a predecessor corporation of this Corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal; and "expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under Section 4 or Section 5(c) of this Article.

SECTION 2.  ACTIONS OTHER THAN BY THE CORPORATION.

                  This Corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of this Corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of this Corporation, against expense, judgments, finds, settlements and other amounts actually and reasonably incurred in connection with such proceeding if that person acted in good faith and in a manner that person reasonably believed to be in the best interests of this Corporation, and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interest of this Corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

SECTION 3.  ACTIONS BY THE CORPORATION.

                  This Corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of this Corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of this Corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of that action if that person acted in good faith, in a manner that person believed to be in the best interests of this Corporation and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. No indemnification shall be made under this Section 3:

                  (a) In respect to any claim, issue or matter as to which that person shall have been adjudged to be liable to this Corporation in the performance of that person's duty to this Corporation, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for the expenses which the court shall determine.

                  (b) Of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval; and

                  (c) Of expenses incurred in defending a threatened or pending action that is settled or otherwise disposed of with or without court approval.

SECTION 4.  SUCCESSFUL DEFENSE BY AGENT.

                  To the extent that an agent of this Corporation has been successful on the merits in defense of any proceeding referred to in Sections 2 or 3 of this Article, or in defense of any claim, issue, or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

SECTION 5.  REQUIRED APPROVAL.

                  Except as provided in Section 4 of this Article, any indemnification under this Article shall be made by this Corporation only if authorized in the specific case on a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Sections 2 or 3 of this Article, by:

                  (a) By the board of directors by a majority vote of those present at a meeting at which a quorum is present, provided that directors, if any, who are parties to the proceeding shall not be counted for purposes of satisfying the quorum;

                  (b) Approval by the affirmative vote of a majority of the shares of this Corporation entitled to vote represented at a duly held meeting at which a quorum is present or by the written consent of the holders of a majority of the outstanding shares entitled to vote. For this purpose, the shares owned by the person to be indemnified shall not be considered outstanding or entitled to vote thereon;

                  (c) The court in which the proceeding is or was pending, on application made by this Corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney, or other person is opposed by this Corporation;

                  (d) By special legal counsel selected by the board of directors as in (a) above; or

                  (e) By any other means provided for under Utah law.

SECTION 6.  ADVANCE OF EXPENSES.

                  Expenses incurred in defending any proceeding may be advanced by this Corporation before the final disposition of the proceeding on receipt of a) a written statement by the agent affirming his or her good faith belief that he or she has met the applicable standard of conduct specified in the Revised Business Corporation Act of Utah, and b) has furnished to the Corporation a written undertaking by or on behalf of the agent to repay the amount of the advance unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this Article, and c) a determination is made, as provided in
Section 5 above, that the facts then known would not preclude indemnification under Utah law.

SECTION 7.  OTHER CONTRACTUAL RIGHTS.

                  Nothing contained in this Article shall affect any right to indemnification to which persons other than directors and officers of this Corporation or any subsidiary hereof may be entitled by contract or otherwise.

SECTION 8.  LIMITATIONS.

                  No indemnification or advance shall be made under this Article, except as provided in Section 4 or Section 5(c), in any circumstance where it appears:

                  (a) That it would be inconsistent with a provision of the articles of incorporation, a resolution of the shareholders, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

                  (b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

SECTION 9.  INSURANCE.

                  Upon and in the event of a determination by the board of directors of this Corporation to purchase such insurance, this Corporation shall purchase and maintain insurance on behalf of any agent of the Corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not this Corporation would have the power to indemnify the agent against that liability under the provisions of this section.

SECTION 10.  FIDUCIARIES OF CORPORATE EMPLOYEE BENEFIT PLAN.

                  This Article does not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in that person's capacity as such, even though that person may also be an agent of the corporation as defined in Section 1 of this Article. This Corporation shall have the power to indemnify, and to purchase and maintain insurance on behalf of, any such trustee, investment manager, or other fiduciary of any pension, profit-sharing, share bonus, share purchase, share option, savings, thrift and other retirement, incentive, and benefit plan, trust, and other provision for any or all of the directors, officers, and employees of the Corporation or any of its subsidiary or affiliated corporations, and to indemnify and purchase and maintain insurance on behalf of any fiduciary of such plans, trusts, or provisions. Nothing contained in this Article shall limit any right to indemnification to which such a trustee, investment manager, or other fiduciary may be entitled by contract or otherwise, which shall be enforceable to the extent permitted by applicable law other than this Article.

                                   ARTICLE VII

                               RECORDS AND REPORTS

SECTION 1.  MAINTENANCE AND INSPECTION OF SHARE REGISTER.

                  The Corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the board of directors, a record of its shareholders in a form that permits preparation of a list of shareholders that is (a) arranged by voting group and within each voting group by class or series of shares, (b) that is in alphabetical order within each class or series; and (c) that shows the address of an the number of shares of each class and series held by each shareholder.

                  Any shareholder of the Corporation may (i) inspect and copy the records of shareholders' names and addresses and shareholdings during usual business hours on five (5) business days' prior written demand on the Corporation. Any shareholder may obtain from the transfer agent of the Corporation, on written demand and on the tender of such transfer agent's usual charges for such list, a list of the shareholders' names and addresses, who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which that list has been compiled or as of a date specified by the shareholder after the date of demand. This list shall be made available to any such shareholder or shareholders by the transfer agent on or before the later of five (5) days after the demand is received or the date specified in the demand as the date as of which the list is to be compiled. The record of shareholders shall also be open to inspection on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate. Any inspection and copying under this Section 1 may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

SECTION 2.  MAINTENANCE AND INSPECTION OF BYLAWS.

                  The Corporation shall keep at its principal executive office, or if its principal executive office is not in the State of Utah, at its principal business office in Utah, the original or a copy of the Bylaws as amended to date, which shall be open to inspection by the shareholders or directors at all reasonable times during office hours. If the principal executive office of the Corporation is outside the State of Utah and the Corporation has no principal business office in this State, the secretary shall, upon the written request of any shareholder, furnish to that shareholder a copy of the Bylaws as amended to date.

SECTION 3.  MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS.

                  The Corporation shall keep a copy of the following records at its principle office. These include (a) its Articles of Incorporation currently in effect, (b) its Bylaws currently in effect, (c) the minutes of all shareholders' meetings, and records of all action taken by shareholders without a meeting, for the past three years, (d) all written communications within the past three years to shareholders as a group or to the holders of any class or series of shares as a group, (e) a list of the names and business addresses of its current officers and directors, (f) its most recent annual report, and (g) all quarterly, transitional, or annual financial reports for the last three years.

                  In addition to the above records, any shareholder shall also have the right to inspect and copy, during regular business hours at a reasonable location specified by the Corporotion, upon providing the required notice, any of the following records. These include (a) excerpts from minutes of any meeting or records of any action taken by the board of directors or by a committee of the board, (b) excerpts from the minutes of any meeting of the shareholders, and (c) records of any action taken by shareholder without a meeting.

                  The records specified above in this Section 3 shall be open to inspection upon the written demand five (5) business days in advance by any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours when the demand is made in good faith, for a proper purpose, and the records are reasonably related to such proper purpose. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary corporation of the Corporation.

SECTION 4.  INSPECTION BY DIRECTORS.

                  Every director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Corporation and each of its subsidiary corporations. This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

SECTION 5.  ANNUAL REPORT TO SHAREHOLDERS.

                  Unless required by law, the Corporation need not send an annual report to its shareholders, but nothing herein shall be interpreted as prohibiting the board of directors from issuing annual or other periodic reports to the shareholders of the Corporation as they consider appropriate.

SECTION 6.  FINANCIAL STATEMENTS.

                  A copy of any annual financial statement and any income statement of the Corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the Corporation as of the end of each such period, that has been prepared by the Corporation shall be kept on file in the principal executive office of the Corporation for twelve (12) months and each such statement shall be exhibited at all reasonable times to any shareholder demanding an examination of any such statement or a copy shall be mailed to any such shareholder.

                   If a shareholder or shareholders holding at least five percent (5%) of the outstanding shares of any class of stock of the Corporation makes a written request to the Corporation for an income statement of the Corporation for the three-month, six-month or nine-month period of the then current fiscal year ended more than thirty (30) days before the date of the request, and a balance sheet of the Corporation as of the end of that period, the chief financial officer shall cause that statement to be prepared, if not already prepared, and shall deliver personally or mail that statement or statements to the person making the request within thirty (30) days after the receipt of the request. If the Corporation has not sent to the shareholders its annual report for the last fiscal year, this report, if any, shall likewise be delivered or mailed to the shareholder or shareholders within thirty (30) days after the request.

                  The Corporation shall also, on the written request of any shareholder, mail to the shareholder a copy of the last annual, semi-annual, or quarterly income statement which it has prepared, and a balance sheet as of the end of that period.

                  The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the Corporation or the certificate of an authorized officer of the Corporation that the financial statements were prepared without audit from the books and records of the Corporation.

SECTION 7.  ANNUAL STATEMENT OF GENERAL INFORMATION.

                  The Corporation shall submit an annual report to the Utah Division of Corporations and Commercial Code on the prescribed form each year no later than the end of the second calendar month following the calendar month in which the report form is mailed by the division.

                                  ARTICLE VIII

                            GENERAL CORPORATE MATTERS

SECTION 1.  RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING.

                  For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than action by shareholders by written consent without a meeting), the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before any such action, and in that case only shareholders of record at the close of business on the date so fixed are entitled to receive the dividend, distribution, or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date so fixed, except as otherwise provided in Utah law.

                  If the board of directors does not so fix a record date, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution or the sixtieth.

SECTION 2.  CHECKS, DRAFTS, EVIDENCES OF INDEBTEDNESS.

                  All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the board of directors.

SECTION 3.  CORPORATE CONTRACTS AND INSTRUMENTS; HOW EXECUTED.

                  The board of directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or re-execute any instrument in the name of and on behalf of the Corporation, and this authority may be general or confined to specific instances; and, unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

SECTION 4.  CERTIFICATE FOR SHARES.

                  The board of directors shall have the authority to determine which, if any, shares in the Corporation shall be represented by certificates. The board of directors may authorize the issuance of certificates for shares that are fully or partly paid, provided that in the latter case, these certificates shall state the amount of the consideration to be paid for them and the amount paid. If the shares are subject to restrictions upon transfer, the restriction or restrictions shall also appear on the certificate. If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, preferences, limitations, and relative rights applicable to each class or series and the authority of the board of directors to determine variations for any existing or future class or series must be summarized on the front or back of each certificate. Alternatively, each certificate may state that the Corporation will furnish this information free of charge upon request in writing. All certificates shall be signed in the name of the Corporation by the chairman of the board or vice chairman of the board or the president or vice president and by the chief financial officer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. All shares shall bear the seal of the Corporation. The seal and any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the Corporation with the same effect as if that person were an officer, transfer agent, or registrar at the date of issue.

SECTION 5.  LOST CERTIFICATES.

                  Except as provided in this Section 5, no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The board of directors may, in case any share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the board may require, including provision for indemnification of the Corporation secured by a bond or other adequate security sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

SECTION 6.  REPRESENTATION OF SHARES OF OTHER CORPORATIONS.

                  The chairman of the board, the president, or any vice president, or any other person authorized by resolution of the board of directors or by any of the foregoing designated officers, is authorized to vote on behalf of the Corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the Corporation. The authority granted to these officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by these officers.

SECTION 7.  EMPLOYEE STOCK PURCHASE PLANS.

                  The Corporation may, upon terms and conditions herein authorized, provide and carry out an employee stock purchase plan or plans providing for the issue and sale, or for the granting of options for the purchase, of its unissued shares, or of issued shares purchased or to be purchased or acquired, to shareholders or employees of the Corporation or of any subsidiary or to a trustee on their behalf. Such plan may provide for such consideration as may be fixed therein, for the payment of such shares in installments or at one time and for aiding any such employees in paying for such shares by compensation for services or otherwise. Any such plan before becoming effective must be approved or authorized by the board of directors of the Corporation.

                  Such plan may include, among other things, provisions determining or providing for the determination by the board of directors, or any committee thereof designated by the board of directors, of:

                  (a) eligibility of employees (including officers and directors) and shareholders to participate therein,

                  (b) the number and class of shares which may be subscribed for or for which options may be granted under the plan,

                  (c) the time and method of payment therefor, shall be issued or sold,

                  (d) the price or prices at which such shares shall be issued or sold,

                  (e) whether or not title to the shares shall be reserved to the Corporation until full payment thereof,

                  (f) the effect of the death of a shareholder or an employee participating in the plan or termination of his employment, including whether there shall be any option or obligation on the part of the Corporation to repurchase the shares thereupon,

                  (g) restrictions, if any, upon the transfer of the shares, and the time limits, and termination of the plan,

                  (h) termination, continuation or adjustments of the rights of participating employees and shareholders upon the happening of specified contingencies, including increase or decrease in the number or issued shares of the class covered by the plan without receipt of consideration by the Corporation or any exchange of shares of such class for stock or securities of another corporation pursuant to a reorganization or merger, consolidation or dissolution of the Corporation,

                  (i) amendment, termination, interpretation and administration of such plan by the board or any committee thereof designated by the board of directors, and

                  (j) any other matters, not repugnant to law, as may be included in the plan as approved or authorized by the board of directors or any such committee.

SECTION 8.  CONSTRUCTION AND DEFINITIONS.

                  Unless the context requires otherwise, the general provisions, rules of construction, and definitions in Utah law shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and natural person.

                                   ARTICLE IX

                                   AMENDMENTS

                  Subject to the provisions of the Certificate of Incorporation, the Shareholders or the Board may amend or repeal these Bylaws at any meeting.






























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